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                                                                      Exhibit 21

                    Subsidiaries of Maxwell Shoe Company Inc.
                    -----------------------------------------

Sprague Company
101 Sprague Street

P.O. Box 37
Readville (Boston), Massachusetts 02137

State or other jurisdiction of incorporation or organization - Delaware

Ownership by Maxwell Shoe Company Inc. - 100%

Maxwell Retail Inc.
101 Sprague Street
P.O. Box 37
Readville (Boston), Massachusetts 02137

State or other jurisdiction of incorporation or organization - Delaware

Ownership by Maxwell Shoe Company Inc. - 100%

Maxwell Footwear of California, Inc.
23455 Cloverdale Court
Newhall, California 91321

State or other jurisdiction of incorporation or organization - Delaware

Ownership by Maxwell Shoe Company Inc. - 100%

MSC Holdings LLC
23455 Cloverdale Court
Newhall, California 91321

State or other jurisdiction of incorporation or organization - Delaware

Ownership by Maxwell Shoe Company Inc. - 100%

J&D Retail, Inc.
101 Sprague Street
P.O. Box 37
Readville (Boston), Massachusetts 02137

State or other jurisdiction of incorporation or organization - Delaware

Ownership by Maxwell Shoe Company Inc. - 100%

J&D Security Company, Inc.
101 Sprague Street
P.O. Box 37
Readville (Boston), Massachusetts 02137

State or other jurisdiction of incorporation or organization - Delaware

Ownership by Maxwell Shoe Company Inc. - 100%